Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports Second Quarter 2014 Results

•	Revenue was $11.2 million; Non-machine revenue grew 53% to $5.2 million

•	Reaffirming expectations of 40% to 50% revenue growth for 2014

•	Gross margin expectations for 2014 adjusted to 32% - 36% due to sales mix and to accommodate additional developmental costs

NORTH HUNTINGDON, PA, August 13, 2014 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, reported financial results today for the second quarter and six-month period ended June 30, 2014.

Second Quarter Revenue – Solid Non-machine Growth

	Quarter Ended June 30,				Six Months Ended June 30,
($ in millions)	2014		2013		2014		2013
Revenue by Product Line

3D Printing Machines & Micromachinery	$6.0	53%	$5.8	63%	$8.4	45%	$10.1	59%
3D Printed Products, Materials & Other Services (“Non-machine”)	5.2	47%	3.4	37%	10.1	55%	7.1	41%

Total Revenue	$11.2	100%	$9.2	100%	$18.5	100%	$17.2	100%

•	Revenue for the quarter was $11.2 million

•	Non-machine revenue was up 53% compared with the prior-year quarter

•	The Company sold six 3D printing machines during the 2014 second quarter: three S-Max™ machines, one S-Print™ machine, one M-Flex™ machine, and one X1-Lab™ machine

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine revenue may vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Second Quarter Operations – Continued Investments

Gross profit was $2.5 million, resulting in a 22.3% gross margin in the 2014 second quarter, compared with $4.2 million, resulting in a 45.3% gross margin, in the 2013 second quarter. The 2014 quarter was impacted by near-term investments in the Company’s development of its ExCast strategy as well as under absorption of costs associated with its expanded PSC network. The 2014 quarter was also impacted by an unfavorable mix of machine sales versus non-machine revenue.

David Burns, President and Chief Operating Officer, commented, “We continue to stay focused on investing to drive utilization of 3D printing in the manufacturing setting. Investments in our ExCast strategy as well as our ongoing machine and materials development should serve as a springboard for our future revenue growth.”

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The ExOne Company Reports Second Quarter 2014 Results

August 13, 2014

Mr. Burns added, “In the second quarter, strong global non-machine sales were extremely encouraging. As is typical in the first half of the year, we did not fully absorb our infrastructure costs as machine sales are weighted to the second half. As a small but growing company, the mix between machine and non-machine revenue may significantly impact our quarterly performance.”

Operating loss was $4.7 million compared with operating loss of $1.0 million in the second quarter of 2013. SG&A expenses were $5.3 million, compared with $3.9 million in the prior-year quarter, reflecting the Company’s investments in people and processes to support growth. R&D expenses for the quarter increased by $0.6 million to $1.9 million, resulting from ongoing materials qualification activities and machine technology enhancements. Net loss attributable to ExOne for the reported quarter was $4.7 million, or $0.32 loss per diluted share, compared with net loss attributable to ExOne of $1.1 million, or $0.08 loss per diluted share, for the prior-year period.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $3.6 million loss in the 2014 quarter, compared with a $0.3 million loss during last year’s second quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for the quarters and six months ended June 30, 2014 and 2013.

First Half 2014 Review – Advancing Developments

Revenue for the six-month period ended June 30, 2014 was $18.5 million, up $1.3 million, or 8%, compared with $17.2 million in the prior-year period, driven by 42% growth in global non-machine revenue.

First half gross profit was $4.1 million, down $2.9 million compared with last year’s first half of $7.0 million. Gross profit as a percentage of sales was 22.3% in the first half of 2014 compared with 40.9% in last year’s first half. SG&A expense for the first six months of 2014 was $10.5 million, up $3.0 million from the prior-year period. R&D expense was $3.8 million in the first half of 2014, compared with $2.1 million in the first half of 2013, reflecting the Company’s investments in growth.

Operating loss for the first half of 2014 was $10.1 million compared with a loss of $2.6 million during the comparable prior-year period. Net loss attributable to ExOne was $10.2 million, or $0.71 loss per diluted share, for the first half of 2014 compared with $3.0 million, or $0.27 loss per diluted share, for the first half of 2013.

Outlook and Strategy – Updating 2014 Gross Margin and R&D Expectations

•	Revenue expected to grow 40% to 50% in 2014, resulting in approximately $55 million to $60 million

•	Gross margin now expected to be between 32% and 36% to adjust for first half actual results and second half forecast, excluding anticipated non-recurring costs estimated at $1.5 million to $2.5 million associated with facility expansions

•	SG&A expenses expected to be in a range of $19 million to $21 million

•	R&D expenses now expected to be in a range of $7 million to $8 million, reflecting acceleration of machine enhancements and machine development

•	Capital expenditures expected to be between $31 million and $34 million, including investments for capacity expansion and a global ERP implementation

S. Kent Rockwell, Chairman and CEO, noted, “Given demand from our growing base of industrial customers, we expect that 2014 sales will meet our expectations, although timing of order flow continues

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The ExOne Company Reports Second Quarter 2014 Results

August 13, 2014

to be unpredictable. We expect our development to result in more productive machines that our customers can apply in a variety of industrial applications. More significantly, there is improving clarity for the role and acceptance of our binder jetting technology within 3D printing. The market opportunities that we develop now should be the foundation for our success in 2015 and beyond.”

Webcast and Conference Call

ExOne will host a conference call and live webcast Thursday, August 14th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the second quarter and discuss ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Thursday, August 21, 2014. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13585625. An archive of the webcast will be available on the Company’s website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products, materials and other services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products for customers through its eight production service centers (“PSCs”), which are located in the United States, Germany, Italy and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; the impact of increased operating expenses and expenses relating to proposed acquisitions, investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the scope, nature or impact of acquisitions, alliances and strategic investments and our ability to integrate acquisitions and strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

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The ExOne Company Reports Second Quarter 2014 Results

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Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. The Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports Second Quarter 2014 Results

August 13, 2014

The ExOne Company

Condensed Statement of Consolidated Operations

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013

Revenue	$11,201	$9,230	21%	$18,486	$17,164	8%
Cost of sales	8,705	5,049	72%	14,371	10,145	42%

Gross profit	2,496	4,181	(40%)	4,115	7,019	(41%)

Gross margin	22.3%	45.3%		22.3%	40.9%
Research and development	1,909	1,276	50%	3,753	2,132	76%
Selling, general and administrative	5,267	3,908	35%	10,468	7,476	40%

	7,176	5,184	38%	14,221	9,608	48%

Loss from operations	(4,680)	(1,003)	NM	(10,106)	(2,589)	NM
Operating margin	(41.8%)	(10.9%)		(54.7%)	(15.1%)
Interest expense	45	50	(10%)	74	280	(74%)
Other income – net	(63)	(5)	NM	(155)	(64)	NM

	(18)	45	NM	(81)	216	NM

Loss before income taxes	(4,662)	(1,048)	NM	(10,025)	(2,805)	NM
Provision for income taxes	3	72	NM	167	91	NM

Net loss	(4,665)	(1,120)	NM	(10,192)	(2,896)	NM
Less: Net income attributable to noncontrolling interests	—	—	NM	—	138	NM

Net loss attributable to ExOne	$(4,665)	$(1,120)	NM	$(10,192)	$(3,034)	NM

Net loss attributable to ExOne per common share:
Basic	$(0.32)	$(0.08)		$(0.71)	$(0.27)
Diluted	$(0.32)	$(0.08)		$(0.71)	$(0.27)

Weighted average shares outstanding (basic and diluted)	14,417	13,282		14,405	11,697

NM: Not Meaningful

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The ExOne Company Reports Second Quarter 2014 Results

August 13, 2014

The ExOne Company

Condensed Consolidated Balance Sheet

($ in thousands, except share data)

(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$56,012	$98,445
Accounts receivable - net of allowance of $106 (2014) and $63 (2013)	14,644	9,042
Inventories - net	17,580	12,764
Prepaid expenses and other current assets	3,266	3,297

Total current assets	91,502	123,548

Property and equipment - net	52,269	32,772
Goodwill	7,122	—
Other noncurrent assets	979	2,115

Total assets	$151,872	$158,435

Liabilities
Current liabilities:
Current portion of long-term debt	$130	$127
Current portion of capital and financing leases	515	549
Accounts payable	4,234	1,748
Accrued expenses and other current liabilities	5,891	5,394
Deferred revenue and customer prepayments	958	916

Total current liabilities	11,728	8,734

Long-term debt - net of current portion	2,017	2,082
Capital and financing leases - net of current portion	320	475
Other noncurrent liabilities	470	444

Total liabilities	14,535	11,735

Contingencies and commitments

Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 14,416,970 (2014) and 14,387,608 (2013) shares issued and outstanding	144	144
Additional paid-in capital	154,374	153,363
Accumulated deficit	(16,647)	(6,455)
Accumulated other comprehensive loss	(534)	(352)

Total stockholders’ equity	137,337	146,700

Total liabilities and stockholders’ equity	$151,872	$158,435

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The ExOne Company Reports Second Quarter 2014 Results

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The ExOne Company

Condensed Statement of Consolidated Cash Flows

($ in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
Operating activities
Net loss	$(10,192)	$(2,896)
Adjustments to reconcile net loss to cash used for operations:
Depreciation and amortization	1,602	1,096
Equity-based compensation	693	311
Changes in fair value of contingent consideration	(197)	—
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency translation adjustments:
(Increase) decrease in accounts receivable	(4,392)	2,589
Increase in inventories	(7,103)	(2,542)
Increase in prepaid expenses and other assets	(3)	(1,804)
Increase (decrease) in accounts payable	1,422	(1,461)
(Decrease) increase in accrued expenses and other liabilities	(255)	217
Increase (decrease) in deferred revenue and customer prepayments	42	(2,643)

Cash used for operating activities	(18,383)	(7,133)

Investing activities
Capital expenditures	(14,501)	(1,548)
Acquisitions, net of cash acquired of $201	(9,230)	—
Cash effect of deconsolidation of noncontrolling interests in variable interest entities	—	(2,327)

Cash used for investing activities	(23,731)	(3,875)

Financing activities
Net proceeds from issuance of common stock - initial public offering	—	91,083
Proceeds from exercise of employee stock options	318	—
Net change in line of credit borrowings	—	(528)
Net change in demand note payable to member	—	(9,885)
Payments on long-term debt	(400)	(5,427)
Payments on capital and financing leases	(272)	(1,905)
Payment of preferred stock dividends	—	(456)

Cash (used for) provided by financing activities	(354)	72,882

Effect of exchange rate changes on cash and cash equivalents	35	(126)

Net change in cash and cash equivalents	(42,433)	61,748
Cash and cash equivalents at beginning of period	98,445	2,802

Cash and cash equivalents at end of period	$56,012	$64,550

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The ExOne Company Reports Second Quarter 2014 Results

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The ExOne Company

Additional Information

(unaudited)

Machine Sales by Type

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

S-Max™	3	4	4	6
S-Print™	1	—	1	1
S-15™	—	—	1	—
M-Flex™	1	—	2	—
X1-Lab™	1	—	1	1
Micromachinery	—	—	—	1

	6	4	9	9

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The ExOne Company Reports Second Quarter 2014 Results

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The ExOne Company

Adjusted EBITDA Reconciliation

($ in millions)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net loss attributable to ExOne	$(4.7)	$(1.1)	$(10.2)	$(3.0)

Net income attributable to noncontrolling interests	—	—	—	0.1
Interest expense	0.0	0.0	0.1	0.3
Provision for income taxes	0.0	0.1	0.2	0.1
Depreciation and amortization	0.9	0.5	1.6	1.1
Equity-based compensation	0.3	0.2	0.7	0.3
Acquisition-related expenses	0.0	—	0.2	—
Other income - net	(0.1)	(0.0)	(0.2)	(0.1)

Adjusted EBITDA	$(3.6)	$(0.3)	$(7.6)	$(1.2)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss attributable to ExOne (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus net income of noncontrolling interests, provision for income taxes, interest expense, depreciation and amortization, equity-based compensation associated with its 2013 Equity Incentive Plan, acquisition-related expenses, and other income - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss attributable to ExOne or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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